UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2009, the Fifth Amendment to the Credit Agreement; and Waiver Agreement dated as of October 6, 2006, as amended on November 10, 2006, January 8, 2007, October 10, 2007 and January 16, 2008 (the “Fifth Amendment”), was entered into by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Holdings LLC (the “NY Morgans Borrower”), Royalton LLC (the “NY Royalton Borrower,” and together with the MG Borrower, the Florida Borrower and the NY Morgans Borrower, the “Borrowers”), Morgans Hotel Group Co. (the “Company,” and together with the Borrowers and the guarantors named therein, the “Loan Parties”), and Wells Fargo Securities, LLC (successor in interest to Wachovia Capital Markets, LLC) and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, Wachovia Bank, National Association, as Agent, Citigroup Global Markets Inc., as Syndication Agent, and each of the financial institutions initially a signatory thereto together with their assignees, as Lenders (as amended to date, the “Revolving Credit Facility”).

Among other things, the Fifth Amendment:

• deletes the financial covenant requiring the Company to maintain certain leverage ratios;

• revises the fixed charge coverage ratio that the Company is required to maintain for each four-quarter period to no less than 0.90 to 1.00 at all times from the previous fixed charge coverage ratio of no less than 1.75 to 1.00 at all times;

• limits defaults relating to bankruptcy and judgment to events involving the Company, the MG Borrower and subsidiaries that are Loan Parties;

• prohibits capital expenditures with respect to any hotels owned by the Company, the Borrowers or subsidiaries, other than maintenance capital expenditures for any hotel not exceeding 4% of the annual gross revenues of such hotel and certain other exceptions;

• revises certain provisions related to permitted indebtedness, including, among other things, deleting certain provisions permitting unsecured indebtedness and excluding indebtedness for the acquisition or expansion of hotels;

• prohibits repurchase of the Company’s common equity interests by the Company or the MG Borrower;

• imposes certain limits on any secured swap agreements entered into after the effective date of the Fifth Amendment; and

• provides for a waiver of any default or event of default, to the extent that a default or event of default existed for failure to comply with any financial covenant under the existing Credit Agreement as of June 30, 2009 and/or for the four fiscal quarters ended June 30, 2009.

In addition to the provisions above, the Fifth Amendment reduces the maximum aggregate amount of borrowings from $220.0 million to $125.0 million, which amount is available under two tranches: (i) a revolving credit facility in an amount equal to $90.0 million (the “NY Tranche”), which is secured by a mortgage on Morgans Hotel and Royalton Hotel (the “NY Properties”) and a mortgage on the Delano Hotel (the “Florida Property”); and (ii) a credit facility in an amount equal to $35.0 million (the “FL Tranche”), which is secured solely by the mortgage on the Florida Property. The Fifth Amendment also provides for a letter of credit facility in the amount of $25.0 million, which is secured by the mortgages on the NY Properties and the Florida Property. At any given time, the amount available for borrowings under the Revolving Credit Facility is contingent upon the borrowing base, which is calculated as the lesser of (i) 60% of appraised value and (ii) the implied debt service coverage value of certain collateral properties securing the Revolving Credit Facility; provided that the portion of the borrowing base attributable to the NY Properties will never be less than 35% of the appraised value of the NY Properties.

The interest rate per annum applicable to loans under the Revolving Credit Facility is a fluctuating rate of interest measured by reference to, at the Company’s election, either LIBOR (subject to a LIBOR floor of 1%) or a base rate, plus a borrowing margin. LIBOR loans have a borrowing margin of 3.75% per annum and base rate loans have a borrowing margin of 2.75% per annum. The Revolving Credit Facility also provides for the payment of a quarterly unused facility fee equal to the average daily unused amount for each quarter multiplied by 0.25%.

As of August 5, 2009, the principal balance of the Revolving Credit Facility was $23.9 million, and approximately $11.0 million of letters of credit were outstanding, all allocated to the FL Tranche. The owners of the NY Properties have paid all mortgage recording and other taxes required for the mortgage on the NY Properties to secure in full the amount available under the NY Tranche. The commitments under the Revolving Credit Facility terminate on October 5, 2011, at which time all outstanding amounts under the Revolving Credit Facility will be due and payable.

The Agent, certain of the Lenders and other parties to the Revolving Credit Facility, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries, including providing mortgage and mezzanine financings. The Agent, the Lenders and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Fifth Amendment, which is filed as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009, by and among Morgans Group LLC, Beach Hotel Associates LLC, Morgans Holdings LLC and Royalton LLC, as Borrowers, Morgans Hotel Group Co., each of the Guarantors party thereto, each of the Lenders party thereto and Wachovia Bank, National Association, as Agent.
99.1	Press Release, dated August 5, 2009, regarding the Fifth Amendment to Credit Agreement; and Waiver Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: August 6, 2009	By:	/s/ Richard Szymanski
Richard Szymanski Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009, by and among Morgans Group LLC, Beach Hotel Associates LLC, Morgans Holdings LLC and Royalton LLC, as Borrowers, Morgans Hotel Group Co., each of the Guarantors party thereto, each of the Lenders party thereto and Wachovia Bank, National Association, as Agent.
99.1	Press Release, dated August 5, 2009, regarding the Fifth Amendment to Credit Agreement; and Waiver Agreement.